Exhibit 10.5.1

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 24th day of August, 2016, between ARE-MA REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and FREQUENCY THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

Building:	19 Presidential Way, Woburn, Massachusetts

Premises:	That portion of the Building, consisting of (i) Suite 203, consisting of approximately 9,521 rentable square feet of laboratory/office space on the second floor of the Building, and (ii) Suite 100D, consisting of approximately 424 rentable square feet of storage space on the first floor of the Building, all as determined by Landlord, as shown on Exhibit A.

Project:	The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	$30.00 per rentable square foot of the Premises per annum, as adjusted pursuant to Section 4 hereof.

Rentable Area of Premises: 9,945 sq. ft.

Rentable Area of Project: 144,892 sq. ft.

Tenant’s Share of Operating Expenses: 6.86%

Security Deposit: $99,450.00                             Target Commencement Date: December 23, 2016

Rent Adjustment Percentage: 3%

Base Term:	Beginning on the Commencement Date and ending 60 months from the first day of the first full month of the Term (as defined in Section 2) hereof.

Permitted Use:	With respect to the laboratory/office portion of the Premises, research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

With respect to the storage area portion of the Premises, the storage of Hazardous Materials (as defined in Section 30(h) below) of Tenant in compliance with the provision of Section 7.

Address for Rent Payment:	Landlord’s Notice Address:
ARE-MA Region No. 20, LLC	385 E. Colorado Boulevard, Suite 299
Capital One Bank	Pasadena, CA 91101
P.O. Box 37526	Attention: Corporate Secretary
Baltimore, MD 21297-3526

Tenant’s Notice Address:

19 Presidential Way, Suite 203

Woburn, MA 01801

Attention: President

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The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒ EXHIBIT A - PREMISES DESCRIPTION	☒ EXHIBIT B - DESCRIPTION OF PROJECT

☒ EXHIBIT C - WORK LETTER	☒ EXHIBIT D - COMMENCEMENT DATE

☒ EXHIBIT E - RULES AND REGULATIONS	☒ EXHIBIT F - TENANT’S PERSONAL PROPERTY

1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” The Common Areas shall include, without limitation, all common lobbies, entrances, stairs, elevators, restrooms, walkways, sidewalks, loading areas and recreation areas located at the Project. Tenant shall have the non-exclusive right to use the Common Areas. Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of or access to the Premises for the Permitted Use. From and after the Commencement Date through the expiration of the Term, Tenant shall have access to the Building and the Premises 24 hours a day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any installation, maintenance or repairs, or any other temporary interruptions, and otherwise subject to the terms of this Lease.

2. Delivery; Acceptance of Premises; Commencement Date. Landlord shall use reasonable efforts to deliver the Premises to Tenant on the Target Commencement Date, with Landlord’s Work Substantially Completed (“Delivery” or “Deliver”). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. Notwithstanding anything to the contrary contain herein, if Landlord fails to Deliver the Premises to Tenant on or before the date that is 60 days after the Target Commencement Date (as such date may be extended for Force Majeure delays and Tenant Delays), then Base Rent shall be abated 1 day for each day thereafter until Landlord Delivers the Premises to Tenant with Landlord’s Work Substantially Completed. If Landlord does not Deliver the Premises within 90 days of the Target Commencement Date for any reason other than Force Majeure delays and Tenant Delays, this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the terms “Landlord’s Work,”“Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter. If Tenant does not elect to void this Lease within 5 business days of the lapse of such 90 day period (as extended for Force Majeure delays and Tenant Delays), such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

The “Commencement Date” shall be the earliest of: (i) the date Landlord Delivers the Premises to Tenant with Landlord’s Work Substantially Completed; (ii) the date Landlord could have Delivered the Premises with Landlord’s Work Substantially Completed but for Tenant Delays; and (iii) the date Tenant conducts any business in the Premises or any part thereof; provided, however, in no event shall the Commencement Date occur prior to November 15, 2016. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and any Extension Term which Tenant may elect pursuant to Section 39 hereof.

For the period of 30 consecutive days after the Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems (as defined in Section 13) serving the Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

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Subject to the provisions of Section 6 of the Work Letter, Landlord shall permit Tenant access to the Premises for a period of 30 days prior to the Commencement Date for Tenant’s installation and setup of furniture, fixtures, tele/data cabling and equipment (“FF&E Installation”), provided that such FF&E Installation is coordinated with Landlord, and Tenant complies with the Lease and all other reasonable restrictions and conditions Landlord may impose. All such access shall be reasonably coordinated with Landlord. Any access to the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent and Operating Expenses.

Except as otherwise expressly set forth in this Lease or in the Work Letter: (i) Tenant shall accept the Premises in their condition as of the Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3. Rent.

(a) Base Rent. The first month’s Base Rent and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, equal monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b) Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) commencing on the Commencement Date, Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4. Base Rent Adjustments. Base Rent shall be increased on each annual anniversary of the first day of the first full month during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

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5. Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. Commencing on the Commencement Date and continuing thereafter on the first day of each month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements amortized over the lesser of 10 years and the useful life of such capital items, the cost of amenities available to tenants of the Project, and the costs of Landlord’s third party property manager (not to exceed $1.00 per rentable square foot of the Premises per year) or, if there is no third party property manager, administration rent in the amount of $1.00 per rentable square foot of the Premises per year), excluding only:

(a) the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

(b) capital expenditures for expansion of the Project;

(c) interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured;

(d) depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses);

(e) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f) legal and other expenses incurred in the negotiation or enforcement of leases;

(g) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h) costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(i) salaries, wages, benefits and other compensation paid to (i) personnel of Landlord or its agents or contractors above the position of the person, regardless of title, who has day-to-day management responsibility for the Project or (ii) officers and employees of Landlord or its affiliates who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project; provided, however, that with respect to any such person who does not devote substantially all of his or her employed time to the Project, the salaries, wages, benefits and other compensation of such person shall be prorated to reflect time spent on matters related to operating, managing, maintaining or repairing the Project in comparison to the time spent on matters unrelated to operating, managing, maintaining or repairing the Project;

(j) general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(k) costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

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(l) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(m) penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(n) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(o) costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(p) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(q) costs incurred in the sale or refinancing of the Project;

(r) net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein; and

(s) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. Landlord’s and Tenant’s obligations to pay any overpayments or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of this Lease.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant from among the 4 largest in the United States, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question

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(the “Independent Review”). The results of any such Independent Review shall be binding upon Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Project had been 95% occupied on average during such year.

“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6. Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance reasonably satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the Commonwealth of Massachusetts. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease. Tenant hereby waives the provisions of any law, now or hereafter in force which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 60 days after the expiration or earlier termination of this Lease.

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If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7. Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. The use that Tenant has disclosed to Landlord that Tenant will be making of the Premises as of the Commencement Date will not result in the voidance of or an increased insurance risk or cause the disallowance of any sprinkler or other credits with respect to the insurance currently being maintained by Landlord. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

Landlord shall be responsible for the compliance of the Premises and the Common Areas of the Project with Legal Requirements as of the Commencement Date. Following the Commencement Date, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) and at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s, as compared to other tenants of the Project, specific use of the Premises or Tenant’s Alterations) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements. Following the Commencement Date, except as provided in the 2 immediately preceding sentences, Tenant, at its sole expense, shall make any alterations or modifications to the interior or the exterior of the Premises or the Project that are required by Legal Requirements (including, without limitation, compliance of the Premises

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with the ADA) related to Tenant’s specific use or occupancy of the Premises. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements related to Tenant’s specific use or occupancy of the Premises or Tenant’s Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement related to Tenant’s specific use or occupancy of the Premises or Tenant’s Alterations.

8. Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages; provided, however, that if Tenant delivers a written inquiry to Landlord within 30 days prior to the expiration or earlier termination of the Term, Landlord will notify Tenant whether the potential exists for consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9. Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted with respect to the Project (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord or any franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributed by the taxing authority to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

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10. Parking. Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, at no additional charge, in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants, to park in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations (which rules and regulations shall not be enforced in a discriminatory manner). As of the Commencement Date, Tenant’s pro rata share of parking is equal to 3.2 parking spaces per 1,000 rentable square feet of the Premises. Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project. Landlord shall in no event grant rights to other tenants of the Project to use more parking spaces in the surface parking lot than, together with the spaces allocated to Tenant pursuant to this Section 10, are available for use by tenants of the Project in the surface parking lot.

11. Utilities, Services.

(a) General. Landlord shall provide, subject to the terms of this Section 11, water, electricity, HVAC, light, power, sewer and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. The Premises shall be separately metered to measure Tenant’s usage of electricity for lights and plugs in the Premises. Landlord may cause, at Landlord’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or, except as expressly set forth in the immediately following paragraph, the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the gross negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 5 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 5 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. The provisions of this paragraph shall only apply as long as the original Tenant is the tenant occupying the Premises under this Lease and shall not apply to any assignee or sublessee.

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(b) Emergency Generator. Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide emergency generators with not less than the capacity to provide 4 watts of electricity per rentable square foot of the Premises, and (ii) to contract with a third party deemed by Landlord to be reputable to maintain the emergency generators as per the manufacturer’s standard maintenance guidelines. Notwithstanding anything to the contrary contained herein, Landlord shall, at least once per month as part of the maintenance of the Building, run the emergency generator for a period reasonably determined by Landlord for the purpose of determining whether it operates when started. Landlord shall, upon written request from Tenant, make available the maintenance contract and maintenance records for the emergency generators for the 12 month period immediately preceding Landlord’s receipt of Tenant’s written request. Landlord shall have no obligation to supervise, oversee or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the emergency generators when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generators will be operational at all times or that emergency power will be available to the Premises when needed.

(c) Compressed Air and Vacuum. Landlord’s sole obligation for either providing compressed air and vacuum systems to Tenant shall be to contract with a third party to maintain the compressed air and vacuum systems as per the manufacturer’s standard maintenance guidelines. Notwithstanding anything to the contrary contained herein, Landlord shall, at least once per month as part of the maintenance of the Building, run the compressed air and vacuum systems for a period reasonably determined by Landlord for the purpose of determining whether it operates when started. Landlord shall have no obligation to supervise, oversee or confirm that the third party maintaining the compressed air and vacuum systems is maintaining the compressed air and vacuum systems as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the compressed air and vacuum systems when the compressed air and vacuum systems are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative compressed air and vacuum systems. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such compressed air and vacuum systems will be operational at all times or that compressed air and vacuum systems will be available to the Premises when needed.

(d) Freight Elevator/Loading Dock. Tenant may use the freight elevator and loading dock in common with others entitled thereto at no additional charge. The regular hours of operation of the freight elevator and loading dock are 24 hours per day, 7 days per week, subject to downtime for maintenance and repairs.

(e) Acid Neutralization System. During the Term, Landlord shall provide Tenant with access to and use of the acid neutralization system existing as of the date of this Lease (“Acid Neutralization System”) pursuant to the terms and conditions of this Lease. Tenant acknowledges and agrees that the Acid Neutralization System shall be shared with other tenants of the Project. Tenant’s obligation to pay its share of ongoing operation costs shall be allocated among Tenant and other user tenants on a pro rata basis, with Tenant’s share based on the ratio of the rentable square footage of the Premises to the sum of the rentable square footages of the Premises and the premises of all other user tenants. Landlord’s sole obligations for providing the Acid Neutralization System, or any acid neutralization system facilities, to Tenant shall be (the “Acid Neutralization Obligations”) to (i) use commercially reasonable efforts to obtain and maintain the permit required from the Massachusetts Water Resources Authority for discharge through the Acid Neutralization System (the “Discharge Permit”),

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provided that Tenant cooperates with Landlord and provides all information and documents necessary in connection with the Discharge Permit, and (ii) contract with a third party to maintain the Acid Neutralization System as operating as per the manufacturer’s standard maintenance guidelines. Notwithstanding anything herein to the contrary, if the Acid Neutralization System must be replaced and the cost thereof is not included in such third party maintenance contract, then, Landlord shall replace the Acid Neutralization System, it being acknowledged, however, that Tenant shall be responsible for its share of all costs incurred in connection as an Operating Expense.

Tenant shall be solely responsible for the use of the Acid Neutralization System by Tenant, its employees, any sublessees, invitees or any party other than Landlord or Landlord’s contractors, and Tenant shall be jointly and severally responsible for the use of the Acid Neutralization System with the other user tenants. Tenant shall use, and cause other parties under its control or for which it is responsible to use, the Acid Neutralization System in accordance with this Lease and in accordance with all applicable Legal Requirements, the Discharge Permit and any permits and approvals from Governmental Authorities for or applicable to Tenant’s use of the Acid Neutralization System. Tenant shall not take any action or make any omission that would result in a violation of the Discharge Permit or any other permit or Legal Requirements applicable to the Acid Neutralization System. The scope of the Surrender Plan (as defined in Section 28 of this Lease) shall include all actions for the proper cleaning, decommissioning and cessation of Tenant’s use of the Acid Neutralization System, and all requirements under this Lease for the surrender of the Premises shall also apply to Tenant’s cessation of use of the Acid Neutralization System, in each case whether at Lease expiration, termination or prior thereto (but Tenant shall not be required to complete the decommissioning of the Acid Neutralization System if other tenants or occupants will continue to use the same after the expiration or earlier termination of the Lease, nor shall Tenant be responsible for or bear any costs of decommissioning arising from the use of the Acid Neutralization System by any party other than Tenant; it being agreed that if multiple tenants use the Acid Neutralization System, then Landlord shall be responsible for completing the decommissioning thereof, and Tenant shall pay to Landlord within thirty (30) days after invoice therefor Tenant’s share of the reasonable, actual costs of decommissioning based on the ratio of the rentable square footage of the Premises to the rentable square footage of the Premises and the premises of all other user tenants). The obligations of Tenant under this Lease with respect to the Acid Neutralization System shall be joint and several with such other tenants as aforesaid, except in the event that Tenant can provide evidence to Landlord’s reasonable satisfaction that neither Tenant nor any Tenant Party caused, contributed to or exacerbated the matter for which Tenant would otherwise be responsible but for this exception. Without in any way limiting the Acid Neutralization Obligations, Landlord shall have no obligation to provide Tenant with operational emergency or back-up acid neutralization facilities or to supervise, oversee or confirm that the third party maintaining the Acid Neutralization System is maintaining such system as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the Acid Neutralization System when such system is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up system or facilities. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such Acid Neutralization System will be operational at all times or that such system will be available to the Premises when needed. Without in any way limiting the Acid Neutralization Obligations, in no event shall Landlord be liable to Tenant or any other party for any damages of any type, whether actual or consequential, suffered by Tenant or any such other person in the event that the Acid Neutralization System or back-up system, if any, or any replacement thereof fails or does not operate in a manner that meets Tenant’s requirements.

12. Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems and shall not be otherwise unreasonably withheld, conditioned or delayed. Tenant may construct nonstructural, cosmetic Alterations in the Premises without Landlord’s prior approval if the

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aggregate cost of all such work in any 12 month period does not exceed $50,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s sole and absolute discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, within 30 days of demand an amount equal to Landlord’s reasonable out-of-pocket expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall complete all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, or at the time it receives notice of a Notice Only Alteration, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future, (y) ”Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) ”Installations” means all property of any kind paid for with the TI Fund, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions,

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equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch. In no event shall Tenant be required to remove any of Landlord’s Work at the expiration or earlier termination of the Term, and Tenant shall have no right to remove any of Landlord’s Work at any time during the Term or at the expiration or earlier termination of the Term.

13. Landlord’s Repairs. Landlord, as an Operating Expense, shall maintain and repair all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 48 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair within a reasonable timeframe. Landlord shall use reasonable efforts to minimize interference with Tenant’s operations in the Premises during such planned stoppages of Building Systems. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14. Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls, reasonable wear and tear and damage by casualty excluded. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 30 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 30 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15. Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 15 days after Tenant receives written notice of the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a

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removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

17. Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s specific use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; not contain a hostile fire exclusion; contain a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Tenant shall (i) provide Landlord with 30 days advance written notice of cancellation of such commercial general liability policy, and (ii) request Tenant’s insurer to endeavor to provide 30 days advance written notice to Landlord of cancellation of such commercial general liability policy (or 10 days in the event of a cancellation due to non-payment of premium). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant prior to (i) the earlier to occur of (x) the Commencement Date, or (y) the date that Tenant accesses the Premises under this Lease, and (ii) each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

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In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project.

18. Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 9 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

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Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. In the event that no Hazardous Material Clearances are required to be obtained by Tenant with respect to the Premises, rent abatement shall commence on the date of discovery of the damage or destruction. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment, either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 business days of any such notice not more than twice in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

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(b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c) Abandonment. Tenant shall abandon the Premises. Tenant shall not be deemed to have abandoned the Premises if (i) Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, Tenant completes Tenant’s obligations with respect to the Surrender Plan in compliance with Section 28, (ii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iii) Tenant continues during the balance of the Term to satisfy all of its obligations under the Lease as they come due.

(d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 15 days after Tenant receives written notice that any such lien is filed against the Premises.

(f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 60 days from the date of Landlord’s notice.

21. Landlord’s Remedies.

(a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act to the extent necessary to cure such Default. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

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(b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 days thereafter. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c) Other Remedies. Upon and during the continuance of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever. No cure in whole or in part of such Default by Tenant after Landlord has taken any action beyond giving Tenant notice of such Default to pursue any remedy provided for herein (including retaining counsel to file an action or otherwise pursue any remedies) shall in any way affect Landlord’s right to pursue such remedy or any other remedy provided Landlord herein or under law or in equity, unless Landlord, in its sole discretion, elects to waive such Default.

(i) This Lease and the Term and estate hereby granted are subject to the limitation that whenever a Default shall have happened and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord’s intention to terminate this Lease on a date specified in such notice, which date shall be not less than 5 days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all right of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter in this Section 21(c) provided. If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make commercially reasonable alterations in and repairs to the Premises.

(ii) In the event of any termination of this Lease as in this Section 21 provided or as required or permitted by law or in equity, Tenant shall forthwith quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises. Landlord, at its option, notwithstanding any other provision of this Lease, shall be entitled to recover from Tenant, as and for liquidated damages, the sum of;

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(A) all Base Rent, Additional Rent and other amounts payable by Tenant hereunder then due or accrued and unpaid: and

(B) the amount equal to the aggregate of all unpaid Base Rent and Additional Rent which would have been payable if this Lease had not been terminated prior to the end of the Term then in effect, discounted to its then present value in accordance with accepted financial practice using a rate of 5% per annum, for loss of the bargain; and

(C) all other damages and expenses (including reasonable attorneys’ fees and expenses), if any, which Landlord shall have sustained by reason of the breach of any provision of this Lease; less

(D) the net proceeds of any re-letting actually received by Landlord and (ii) the amount of damages which Tenant proves could have been avoided had Landlord taken reasonable steps to mitigate its damages.

(iii) Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

(iv) Nothing in this Section 21 shall be deemed to affect the right of either party to indemnifications pursuant to this Lease.

(v) If Landlord terminates this Lease upon the occurrence of a Default, Tenant will quit and surrender the Premises to Landlord or its agents, and Landlord may, without further notice, enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise. The words “enter”, “re-enter”, and “re-entry” are not restricted to their technical legal meanings.

(vi) If either party shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that such party was in default, the party in default shall pay to the other all fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including attorneys’ fees and expenses.

(vii) If Tenant shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in a violation of any legal or insurance requirements, or in the imposition of any lien against all or any portion of the Premises, and (b) in any other case if such default continues after any applicable cure period provided in Section 20. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all reasonable costs and expenses, including reasonable attorneys’ fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord within 10 days after demand.

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(viii) In the event that Tenant is in breach or Default under this Lease, whether or not Landlord exercises its right to terminate or any other remedy, Tenant shall reimburse Landlord upon demand for any costs and expenses that Landlord may incur in connection with any such breach or Default, as provided in this Section 21(c). Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability, including without limitation, reasonable legal fees and costs Landlord shall incur if Landlord shall become or be made a party to any claim or action instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant.

Except as otherwise provided in this Section 21, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver of any provision of this Lease shall be deemed to have been made unless expressly so made in writing. Landlord shall be entitled, to the extent permitted by law, to seek injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to seek a decree compelling observance or performance of any provision of this Lease, or to seek any other legal or equitable remedy. Notwithstanding any contrary provision of this Lease, Tenant shall not be liable to Landlord for any indirect, special or consequential damages, arising from a default by Tenant under this Lease; provided that this sentence shall not apply to Landlord’s damages (x) as expressly provided for in Section 8, and/or (y) in connection with Tenant’s obligations as more fully set forth in Section 30. In no event shall the foregoing limit the damages to which Landlord is entitled under this Section 21 including, without limitation, the liquidated damages provided for in Section 21(c)(ii).

22. Assignment and Subletting.

(a) General Prohibition. Subject to the terms of Section 22(b) below, Tenant shall not, without Landlord’s prior written consent, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 50% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Notwithstanding the foregoing, Tenant shall have the right to obtain financing from institutional investors (including venture capital funding and corporate partners) or undergo a public offering which results in a change in control of Tenant without such change of control constituting an assignment under this Section 22 requiring Landlord consent, provided that (i) Tenant notifies Landlord in writing of the financing at least 5 business days prior to the closing of the financing, and (ii) provided that in no event shall such financing result in a change in use of the Premises from the use contemplated by Tenant at the commencement of the Term.

(b) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet all or a portion of the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 days, but not more than 45 days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 days after receipt of the Assignment Notice: (i) grant such consent

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(provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), (ii) refuse such consent, in its reasonable discretion; or (iii) if the assignment or sublease is for all of the Premises for the remainder of the Term, terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial such that they may (i) attract or cause negative publicity for or about the Building or the Project, (ii) negatively affect the reputation of the Building, the Project or Landlord, (iii) attract protestors to the Building or the Project, or (iv) lessen the attractiveness of the Building or the Project to any tenants or prospective tenants, purchasers or lenders; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (7) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (8) the proposed assignee or subtenant, or any entity that, directly or indirectly, controls, is controlled by, or is under common control with the proposed assignee or subtenant, is then an occupant of the Project; (9) the proposed assignee or subtenant is an entity with whom Landlord is then negotiating to lease space in the Project; or (10) the assignment or sublease is prohibited by Landlord’s lender. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to One Thousand Five Hundred Dollars ($1,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment. In addition, Tenant shall have the right to assign this Lease, upon 10 days’ prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the greater of the net worth (as determined in accordance with GAAP) of Tenant as of (A) the Commencement Date, or (B) as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”

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(c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. Except in connection with a Permitted Assignment, if the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs, free rent, any design or construction fees and any tenant improvement costs directly related to and required pursuant to the terms of any such sublease or assignment) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a

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required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23. Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24. Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust. As of the date of this Lease, there is no existing Mortgage encumbering the Project.

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Upon the written request of Tenant, Landlord agrees to use reasonable efforts to cause the Holder of any future Mortgage to enter into a subordination, non-disturbance and attornment agreement (“SNDA”) which provides that such Holder will recognize and not disturb Tenant’s right of possession pursuant to this Lease provided that Tenant is not in Default under this Lease. The SNDA shall be on the form proscribed by the Holder and Tenant shall pay the Holder’s fees and costs in connection with obtaining such SNDA; provided, however, that Landlord shall request that Holder make any changes to the SNDA requested by Tenant. Landlord’s failure to cause the Holder to enter into the SNDA with Tenant (or make any of the changes requested by Tenant) shall not be a default by Landlord under this Lease.

28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property,

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Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30. Environmental Requirements.

(a) Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project. Notwithstanding anything to the contrary contained in Section 28 or this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can prove existed in the Premises immediately prior to the Commencement Date, (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove migrated from outside of the Premises into the Premises, or (iii) contamination caused by Landlord or any Landlord’s employees, agents and contractors, unless in any case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.

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(b) Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated list at any additional time that Tenant is required to deliver a Hazardous Materials List to any Governmental Authority (e.g., the fire department) in connection with its use or occupancy of the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c) Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d) Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises if there is a violation of this Section 30 or if contamination for which Tenant is responsible under this Section 30 is identified; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all reasonable costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not

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constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e) Control Areas. Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone (located within the Premises), as designated by the applicable building code, for chemical use or storage. As used in the preceding sentence, Tenant’s pro rata share of any control areas or zones located within the Premises shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone. For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant’s premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant’s pro rata share of such control area would be 20%.

(f) Underground Tanks. Tenant shall have no right to use or install any underground or other storage tanks at the Project.

(g) Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(h) Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located (to the extent Tenant has received notice of the same) and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

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All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other reasonable business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be reasonably necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. Force Majeure. Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond their reasonable control (“Force Majeure”).

35. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Transwestern RBJ and Colliers International. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

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36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows with materials not approved by Landlord (which approval shall not be unreasonably withheld), (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Signage at the front entrance of the Premises and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Landlord, and shall be of a size, color and type reasonably acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.

39. Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a) Extension Rights. Tenant shall have 1 right ( “Extension Right”) to extend the term of this Lease for 5 years (the “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise each Extension Right at least 9 months prior to the expiration of the Base Term of the Lease.

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Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size and quality (including all Tenant Improvements, Alterations and other improvements) in lab/office buildings of similar quality to the Building in the Route 128 North marketplace for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including tenant inducements, parking costs, leasing commissions, allowances or concessions, if any. Notwithstanding the foregoing, the Market Rate shall in no event be less than $32.00 per rentable square foot of the Premises per annum.

If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 39(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 39(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term.

(b) Arbitration.

(i) Within 10 business days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

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(iii) An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved life science space in the greater Boston metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater Boston metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c) Rights Personal. The Extension Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(d) Exceptions. Notwithstanding anything set forth above to the contrary, the Extension Right shall, at Landlord’s option, not be in effect and Tenant may not exercise any of the Extension Right:

(i) during any period of time that Tenant is in Default under any provision of this Lease; or

(ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise the Extension Right, whether or not the Defaults are cured.

(e) No Extensions. The period of time within which the Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.

(f) Termination. The Extension Right shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

40. Intentionally Omitted.

41. Miscellaneous.

(a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c) Financial Information. Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, and (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term. Notwithstanding the foregoing, in no event shall Tenant be required to provide any financial information to Landlord which Tenant does not otherwise prepare (or cause to be prepared) for its own purposes.

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(d) Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i) Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(j) OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l) Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

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(m) No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(n) Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

[ Signatures on next page ]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

FREQUENCY THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ David L. Lucchino
Its:	Chairman and CEO

LANDLORD:

ARE-MA REGION NO. 20, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

By:	ARE-QRS CORP., a Maryland corporation, general partner

	By:	/s/ Eric S. Johnson
	Its:	Senior Vice President RE Legal Affairs

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EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

19 Presidential Way, Woburn, MA 01801
2nd Floor
9,521 RSF

ENTRY
CORRIDOR
T2-4
9,521 RSF
2nd Floor Premises

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EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

Parcel 1:

A parcel of land near Presidential Way, Woburn, Middlesex County, Massachusetts, shown as Lot 5B-1 on a plan entitled “Subdivision Plan of Land in Woburn, Massachusetts,” prepared for Eastern Development dated January 16, 2001 by Vanasse Hangen Brustlin, Inc. recorded in Middlesex South Registry of Deeds in Plan Book 32475, Page 319.

Parecels 2 and 3:

Two contiguous parcels of Registered Land on Presidential Way, Woburn, Middlesex County, Massachusetts shown as Lot 11 and Lot 12 on Land Court Plan 36099-D, a copy of which is filed with the Middlesex South Registry District with Certificate No. 212009.

Together with the right to use Presidential Way for all purposes for whcigh streets and ways are commonly used in the City of Woburn.

Together with the benefit of and subject to provisions of Easement and Agreement dated December 7, 2000, by and between 500 MetroNorth Corporate Center LLC and MetroNorth Corporate Center LLC recorded in Book 32138, Page 391 and filed as Document No. 1158395.

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EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER dated August     , 2016 (this “Work Letter”) is made and entered into by and between ARE-MA REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and FREQUENCY THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated August     , 2016 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1. General Requirements.

(a) Tenant’s Authorized Representative. Tenant designates Richard Mitrano (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).

(b) Landlord’s Authorized Representative. Landlord designates Tim White and Mike Carli (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.

(c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that: (i) TRG Builders, Inc. shall be the general contractor for the Tenant Improvements, (ii) R.H. Dineen shall be the architect (the “TI Architect”) for the Tenant Improvements, and (iii) any subcontractors for the Tenant Improvements shall be selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

2. Tenant Improvements.

(a) Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Project of a fixed and permanent nature as shown on the TI Construction Drawings, as defined in Section 2(c) below.

Tenant shall have the right to have a representative present for all design and construction meetings relating to Landlord’s Work (as defined in Section 3(a) below). Tenant shall be solely responsible for ensuring that the design and specifications for Landlord’s Work are consistent with Tenant’s requirements. Landlord shall be responsible for obtaining all permits, approvals and entitlements necessary for Landlord’s Work, but shall have no obligation to, and shall not, secure any permits, approvals or entitlements related to Tenant’s specific use of the Premises or Tenant’s business operations therein. Other than Landlord’s Work, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(b) Tenant’s Space Plans. The schematic drawings and outline specifications attached to this Work Letter as Schedule 1 (the “Space Plans”) have been approved by Landlord and Tenant.

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(c) Working Drawings. Landlord shall cause the TI Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the Space Plans. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Tenant shall deliver its written comments on the TI Construction Drawings to Landlord not later than 5 business days after Tenant’s receipt of the same; provided, however, that Tenant may not disapprove any matter that is substantially in accordance with the Space Plans without submitting a Change Request. Landlord and the TI Architect shall consider all such comments in good faith and shall, within 5 business days after receipt, notify Tenant how Landlord proposes to respond to such comments, but Tenant’s review rights pursuant to the foregoing sentence shall not delay the design or construction schedule for the Tenant Improvements. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is substantially in accordance with the Space Plans, Tenant shall approve the TI Construction Drawings submitted by Landlord, unless Tenant submits a Change Request. Once approved by Tenant, subject to the provisions of Section 4 below, Landlord shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below).

(d) Approval and Completion. It is hereby acknowledged by Landlord and Tenant that the TI Construction Drawings must be completed and approved not later than August 31, 2016, in order for the Landlord’s Work to be Substantially Complete by the Target Commencement Date (as defined in the Lease). Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems. Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3. Performance of Landlord’s Work.

(a) Definition of Landlord’s Work. As used herein, “Landlord’s Work” shall mean (i) the work of constructing the Tenant Improvements, and (ii) the work of demising the Premises from the adjacent premises, which demising work shall be performed by Landlord, at Landlord’s cost and not out of the TI Allowance. The components and specifications of Landlord’s Work in addition to the specifications set forth on the Space Plan are attached hereto as Schedule 2.

(b) Commencement and Permitting. Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Tenant. The cost of obtaining the TI Permit shall be payable from the TI Fund. Tenant shall assist Landlord in obtaining the TI Permit. If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that: (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

(c) Completion of Landlord’s Work. Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in a good and workmanlike manner, in accordance with Legal Requirements and the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the Premises and, so long as Tenant has obtained all of the permits required by the applicable Governmental Authorities in order for Tenant to operate in and use the Premises for the Permitted Use, shall obtain a temporary certificate of occupancy

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or permit card issued by the applicable Governmental Authorities permitting occupancy of the Premises (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of Landlord’s Work, Landlord shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to Landlord’s Work; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.

(d) Selection of Materials. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be selected at Landlord’s sole and absolute subjective discretion. As to all building materials and equipment that Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its sole and absolute subjective discretion unless a specific manufacturer has been identified during the design process.

(e) Delivery of the Premises. When Landlord’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(e), Tenant shall accept the Premises. Tenant’s taking possession and acceptance of the Premises shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with applicable Legal Requirements, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period. If the contractor fails to remedy such Construction Defect within a reasonable time, Landlord shall use reasonable efforts to remedy the Construction Defect within a reasonable period.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Fund. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

(f) Commencement Date Delay. Except as otherwise provided in the Lease, Delivery of the Premises shall occur when Landlord’s Work has been Substantially Completed, except to the extent that completion of Landlord’s Work shall have been actually delayed by any one or more of the following causes (“Tenant Delay”):

(i) Tenant’s Representative was not reasonably available to give or receive any Communication or to take any other action required to be taken by Tenant hereunder;

(ii) Tenant’s request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;

(iii) Construction of any Change Requests;

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(iv) Tenant’s request for materials, finishes or installations requiring unusually long lead times, provided that Landlord has advised Tenant of such long lead time items and Tenant continued to require such long lead time items;

(v) Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;

(vi) Tenant’s delay in providing information critical to the normal progression of the Project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;

(vii) Tenant’s delay in making payments to Landlord for Excess TI Costs (as defined in Section 5(d) below); or

(viii) Any other act or omission by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons that continues for more than one (1) business day after Landlord’s notice thereof to Tenant.

If Delivery is delayed for any of the foregoing reasons, then Landlord shall cause the TI Architect to certify the date on which the Tenant Improvements would have been completed but for such Tenant Delay and such certified date shall be the date of Delivery.

4. Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the Space Plan shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.

(a) Tenant’s Request For Changes. If Tenant shall request changes to the Tenant Improvements (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid from the TI Fund to the extent actually incurred, whether or not such change is implemented). Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete. Any such delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be Tenant Delay.

(b) Implementation of Changes. If Tenant: (i) approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any, and (ii) deposits with Landlord any Excess TI Costs required in connection with such Change, Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.

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5. Costs.

(a) Budget For Tenant Improvements. Landlord and Tenant have agreed upon that certain initial budget dated July 27, 2016 attached hereto as Schedule 3, for the costs incurred or that will be incurred in connection with the design and construction of the Tenant Improvements (the “Budget”). Landlord does not guaranty the initial Budget and Tenant acknowledges and agrees that the amounts set forth in such initial Budget may increase including, without limitation, in connection with and Changes. The Budget may be amended from time to time but shall be submitted to Tenant each time for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained herein, if Tenant does not approve or disapprove the Budget or any amended Budget within 2 days after Landlord’s delivery to Tenant of such Budget or amended Budget, Tenant shall be deemed to have approved such Budget or amended Budget. If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements or Changes, for disbursement by Landlord as described in Section 5(d).

(b) TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (the “TI Allowance”) in the maximum amount of $80.00 per rentable square foot in the Premises, which is included in the Base Rent set forth in the Lease. The TI Allowance shall be disbursed in accordance with this Work Letter. Notwithstanding anything to the contrary contained in this Work Letter, a portion of the TI Allowance, equal to $5.00 per rentable square foot of the Premises, shall be allocated toward the cost of updating and modifying the Building HVAC controls to the Premises.

Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the TI Allowance not required for the hard and soft costs of design and construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4.

(c) Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of design, engineering, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of preparing the Space Plan and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s out-of-pocket expenses, costs resulting from Tenant Delays and the cost of Changes (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.

(d) Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time and from time-to-time, the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance (“Excess TI Costs”), monthly disbursements of the TI Allowance shall be made in the proportion that the remaining TI Allowance bears to the outstanding TI Costs under the Budget, and Tenant shall fund the balance of each such monthly draw. For purposes of any litigation instituted with regard to such amounts, those amounts required to be paid by Tenant will be deemed Rent under the Lease. The TI Allowance and Excess TI Costs are herein referred to as the “TI Fund.” Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance.

(e) Construction Contract. The contract for construction of the Tenant Improvements shall be written substantially on Landlord’s standard form of construction agreement with modifications reasonably acceptable to Landlord where the contract sum is the costs of the work plus a fee not to exceed a “Guaranteed Maximum Price” in an amount equal to the construction costs and contingencies set forth in the Budget (which Budget shall be based upon completed permit drawings and shall not include comments raised by Governmental Authorities as part of their permit review) subject to the terms of such contract and subject to any increases resulting from Changes and any changes to the permit drawings required by Governmental Authorities implemented after approval of the Budget.

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6. Tenant Access.

(a) Tenant’s Access Rights. Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, to the Building (i) 30 days prior to the Commencement Date to perform any work (“Tenant’s Work”) required by Tenant other than Landlord’s Work, provided that such Tenant’s Work is coordinated with the TI Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord’s Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect. Any entry by Tenant shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of Landlord’s Work and acceptance thereof by Tenant.

(b) No Interference. Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the Premises and the Project until Substantial Completion of Landlord’s Work.

(c) No Acceptance of Premises. The fact that Tenant may, with Landlord’s consent, enter into the Project prior to the date Landlord’s Work is Substantially Complete for the purpose of performing Tenant’s Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.

7. Miscellaneous.

(a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

(b) Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(c) Default. Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall not have any obligation to perform any work hereunder or to fund any portion of the TI Costs during any period that there is a Default by Tenant under the Lease.

19 Presidential Way/Frequency - Page 7

Schedule 1

Space Plans

19 Presidential Way, Woburn, MA 01801
2nd Floor
9,521 RSF

ENTRY
MTG.
T2-4
9,521 RSF
2nd Floor Premises

19 Presidential Way/Frequency - Page 8

19 Presidential Way/Frequency - Page 9

Schedule 2

Landlord’s Work Components and Specifications

BASIS OF DESIGN

FREQUENCY THERAPEUTICS

19 Presidential Way

Woburn, MA

The Richmond Group

August 16, 2016

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Frequency Therapeutics

Basis of Design

August 16, 2016

TABLE OF CONTENTS

Section 1 – Plumbing Systems (pages 3 – 8)

Section 2 – HVAC Systems (pages 9 – 12)

Section 3 – Electrical Systems (pages 13 –15)

19 Presidential Way/Frequency - Page 11

PLUMBING

A.	General

a.	All plumbing systems shall be designed in conformance with the Massachusetts Plumbing Code (248CMR) and related ANSI Standards

b.	All utility generation and fuel distribution systems will conform to applicable NFPA guidelines and good engineering practice.

c.	Cross-connection control will be installed in conformance with Massachusetts Department of Environmental Protection requirements (310CMR Section 22.22) and the city/town water authority

d.	Tepid/emergency water generation and distribution will be governed by ANZI standard Z358.1 guidelines and OSHA Recommendations. (See Section below)

e.	If applicable, all domestic water, natural gas, sanitary sewer and storm sewer will be coordinated with the existing site utilities.

f.	Plumbing Fixtures & Trim: unless otherwise specified, fixtures shall be as follows: (See Attached Fixture Schedule_Tenant Specific)

i.	Acceptable Manufacturers include:

1.	Vitreous China: American Standard, Kohler or equal

2.	Faucets: American Standard, Sloan, Kohler or equal

3.	Carrier supports: Zurn, JR Smith or equal

4.	Stainless Steel Sink: Elkay, Advance Tabco or equal

5.	Shower Stalls: Clarion Bathware, Aquabath or equal

6.	Shower valves: Symmons or equal

7.	Mop Basin Sinks: Fiat, Mustee or equal

8.	Electric Water Coolers: Halsey Taylor, Oasis, Elkay or equal

9.	Stops & Supplies: Brasscraft or equal

10.	P-Traps: Maguire, Boston, Zurn or equal

ii.	Color & Finish: All trim exposed to view shall be polished chrome plated, and all fixtures and toilet seats shall be white unless specified otherwise

19 Presidential Way/Frequency - Page 12

iii.	Piping guards: Provide handilav-guard insulation by Truebro on water supplies and waste piping below handicapped use lavatories.

iv.	Lead Content: All applicable wetted components shall comply with the Safe Water Drinking Act (SWDA) lead reduction

g.	Fixture quantities and utility (i.e.: Vacuum, Air, N2, etc.) use points will be based on:

i.	Equipment utility matrix: TBD – Pending to be determined

ii.	Plans:

1.	PL-5 TEST FIT dated 07/07/2016

iii.	Massachusetts Plumbing Code (248CMR)

iv.	Current Applicable OSHA & ANZI standard Requirements

B.	Site Utilities Plan:

a.	Base Building:

i.	Domestic Cold water will be provided by existing house building service

ii.

Natural gas loads will be based upon review of existing building conditions; as well as, review of New Mechanical, Plumbing & Process equipment load requirements. The Gas Company will need to be contacted to determine building availability and confirmation of incoming service load/psig.

iii.

Site sanitary waste and vent drainage will be coordinated with the current waste line inverts in the facility to support the new fixtures, drainage specialties and equipment listed on the Architectural Plans & Equipment Matrix which require sanitary waste drain connections.

iv.	No Storm sewer drainage on the project; existing to remain as is.

C.	Water Systems: (Domestic, Protected & Tepid/Emergency)

a.

The Domestic water is currently metered for building service; no new tenant sub-meters are included. All new fixtures and equipment that require domestic water shall connect to existing house service mains and extend as necessary to support new domestic fixtures and equipment.

i.	A new electric hot water heater will provide domestic hot water for new Tenant (i.e.: Kitchen/Pantry/Wellness) sinks. All core toilet rooms shall remain in present condition/configuration.

b.

Currently, non-potable cold and hot water service is house generated. All new services needed for lab fixtures and equipment shall extend from existing rack services for new tenant build-out. No tenant sub-metering.

19 Presidential Way/Frequency - Page 13

c.	Point-of-use filters (AP200 model) on the domestic & protected cold water will be provided for all coffee stations and ice makers, as applicable.

d.

The existing Tepid/Emergency water distribution originates in mechanical closets in corridor. NSMC has carried costs to re-furbish the existing central mixing valve station (Lawler type); as well as, provide a new time clock / solenoid valve (dump) on line to keep water from becoming stagnant.

i.	All new emergency equipment shall connect to new tepid/emergency water distribution which shall comply with applicable OSHA, ANZI & Massachusetts Plumbing Code 248CMR Standards.

e.	Pipe & Fitting Materials:

i.

Pipe or tubing: Hard drawn Type L seamless copper tubing; Fittings: Wrot copper and/or Viega Propress; Joints: Solder 95/5 or Press Fit; Ball Valves: Viega Propress / Apollo (Lead-free, Full Port, 2piece)

D.	Sanitary Waste and Vent Drainage System:

a.

Sanitary waste will collect from all domestic fixtures, drainage specialties and equipment, per the equipment matrix and Architectural Plans (referenced above), and terminate into existing building sanitary sewer system.

b.

Inverts will be coordinated with the site conditions and other drainage systems. Gravity flow will be utilized whenever possible. Pump discharged waste will be used only when current sanitary waste inverts are not able to be made by gravity.

i.	Maintenance of pumps (if applicable) shall be the tenant responsibility upon completion of project renovations.

c.	Pipe & Fitting Materials:

i.

Pipe & fittings: Service weight bell & spigot cast iron soil pipe and fittings joined with neoprene resilient gaskets for all under slab drainage. No hub cast iron pipe and fittings with approved stainless steel mechanical coupling with neoprene gasket for all above slab drainage. Type DWV hard drawn seamless copper tubing with wrot copper drainage pattern fittings joined with 95/5 solder shall be used for all 1-1/2” or smaller waste lines.

E.	Laboratory Waste and Vent Drainage:

a.	All lab waste shall be treated by an existing house chemically adjusted treatment system located in south wing basement level.

i.

NSMC requires a ‘notarized’ letter furnished by client/tenants listing all potential chemicals which could enter lab waste system for treatment per Massachusetts 248CMR code. (Typically this is chemical list submitted to local/state authority for wastewater permitting. This list is required prior to Stamped Engineered Permit Submission Plans from NSMC.

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ii.	Landlord will hold wastewater permitting for this system

b.	Equipment Selection/List:

i.	ETR House system

c.	All new laboratory waste & vent (Sinks, Floor Drains, Lab Equipment, etc.) shall drain by gravity to central chemically adjusted treatment system.

i.	Pump & transfer equipment installed only when inverts for gravity drain are unattainable and NSMC has been given local jurisdictional authority approval.

d.	All lab fixtures, floor drains and equipment requiring laboratory waste shall be determined by the client utility equipment matrix, Architectural & Plumbing Plans referenced above.

e.	Waste streams requiring treatment for separation of metals, solvents or RDNA waste streams are not included in this Basis of Design narrative.

f.	Inverts will be coordinated with site conditions and current designated tenant floor level waste and vent risers.

g.	Pipe & Fitting Materials: (Manufacturer IPEX/Enfield or equal)

i.

All ‘gravity’ waste and vent shall be schedule 40 polypropylene pipe with socket drainage pattern fittings and heat fusion joints. All Pumped waste shall be schedule 40 polypropylene pipe with pressure rated socket fittings and heat fusion joints.

F.	Natural Gas:

a.	New equipment loads shall include:

i.	Not applicable for Frequency TI Project

ii.	Coordination with Gas Supplier (National Grid) for new equipment loads, available pressure / capacity and design load added to facility.

iii.

System pipe sizing and design will conform to Massachusetts Plumbing Code 248CMR & NFPA 54 Standards. All pipe routing will be determined based upon service entry (Meter location) and current building configurations/layouts.

iv.	Pipe and fitting materials:

19 Presidential Way/Frequency - Page 15

1.	All new distribution 2-1/2” < shall be Schedule 40 carbon steel pipe and fittings with BUTT WELD joints. Flanged Plug Valves for Shut-off / Service Isolation to equipment

2.	All new distribution < 2” size shall be Schedule 40 carbon steel pipe with black malleable threaded fittings. Tee Handle ball valves for Shut-off / Service Isolation to equipment.

G.	Compressed Air (CA) –

a.	Equipment: ETR House system

b.	As applicable, all compressed air distribution piping shall be governed by provided equipment matrix and Architectural Plan layouts (referenced above).

c.	Pipe & Fitting Materials:

i.

All distribution piping shall be type ACR/OXY hard drawn seamless copper tubing, with cleaned and bagged wrot copper fittings. Joints shall be brazed with nitrogen purge. (NFPA99 requirements). All shut-off valves shall be clean 3 piece ball valves by Apollo 82-200 series oxygen cleaned

H.	Lab Vacuum System: -

a.	Equipment: ETR House System

b.	As applicable, all new Vacuum distribution piping shall be governed by provided equipment matrix and Architectural plan layouts (referenced above).

c.	Pipe & Fitting Materials:

i.	All distribution piping shall be type L hard drawn seamless copper tubing, with Viega Propress fittings. All shut-off valves shall be 2 piece, full port ball valves by Viega, Apollo or equal

I.	Specialty Gases: (C02.)

a.	Equipment: OFCI – NSMC shall receive and mount owner provided manifold

b.	New (Co2) distribution shall be to (2) stacked incubators in Tissue Culture lab.

c.	Pipe & Fitting Materials:

i.

All distribution piping shall be type ACR/OXY hard drawn seamless copper tubing, with cleaned and bagged wrot copper fittings. Joints shall be brazed with nitrogen purge. (NFPA99 requirements). All shut-off valves shall be clean 3 piece ball valves by Apollo 82-200 series oxygen cleaned

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J.	Pure Water (RODI) –

a.	Equipment: Not applicable / No house system currently available

b.	New lab distribution loop: Not applicable

c.	RO Reject Reclaim: Not applicable

d.	All usage points: Not applicable

e.	Pipe & Fitting Materials: Not applicable

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HVAC

A.	Outdoor Temperature Design Criteria

1.	Summer

a.	91 degrees Fahrenheit design dry bulb

b.	74 degrees Fahrenheit design wet bulb

2.	Winter

a.	0 degrees Fahrenheit design dry bulb

B.	Indoor Temperature Design Criteria

1.	Office & Support areas non lab

a.	Summer

74 degrees Fahrenheit design dry bulb (+/-2 degrees)

b.	Winter

70 degrees Fahrenheit design dry bulb (+/- 2 degrees)

2.	Laboratory Areas

a.	Summer

72 degrees Fahrenheit design dry bulb (+/-2 degrees)

b.	Winter

72 degrees Fahrenheit design dry bulb (+/- 2 degrees)

3.	Support Areas & Corridors

a.	Summer

72 degrees Fahrenheit design dry bulb (+/-3 degrees)

b.	Winter

70 degrees Fahrenheit design dry bulb (+/- 3 degrees)

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C.	Indoor Humidity Design Criteria

1.	Office & Support areas

a.	Summer 50% RH +/- 15%

b.	Winter No added humidity

2.	Laboratory areas

a.	Summer 50% RH +/- 15%

b.	Winter No added humidity

3.	Support Areas

a.	Summer 50% RH +/- 15%

b.	Winter No added humidity

D.	Ventilation Design Criteria

1.	Office & Support areas

a.	Based on International mechanical code and ASHRAE ventilation 62.1

2.	Laboratory Areas

a.

Lab area will be provided with a minimum of six to eight outside air changes/hour. The actual air change rate may be higher where additional make-up air is required for hood exhaust or to meet design cooling loads. Labs will be once through design

3.	Support Areas

a.	Lab support areas will be provided with a minimum of 4-6 outside air changes per hour. The actual air change rate may be higher to meet cooling loads

F.	Space Pressurization or Air directionality

1.	The facility will be maintained at a slight positive pressure with Respect to atmosphere to minimize uncontrolled infiltration.

2.	Office areas will be maintained at a higher positive pressure than surrounding labs and support areas

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3.	Laboratory areas will be maintained at a negative pressure relative to surrounding spaces including offices and corridors.

4.	No specialized or validated pressure controls are currently in this program.

G.	Space Filtration Criteria

1.	Office Areas, Support Areas

a. 85% efficient Pre-filters in main air handler

2.	Laboratory Areas

a. 30% efficient Pre-filters and 85% cartridge filters in Air handler

H.	House Air Allocation Criteria

1.	The House Air allocation for this tenant space is based on the following:

a.	Lab Air Allocation (Once through Air) 8,025 CFM

b.	Office / Support Air Allocation (recirculated Air) 6,880 CFM

c.	Total air to the Frequency space 14,905 CFM

d.	(5) Bench hoods

2.	Laboratory Areas

a.	30% efficient Pre-filters and 85% cartridge filters in Air handler

I.	General System description

1.	The office and lab Areas will be serviced utilizing the existing hot water chilled water AH’S in penthouse.

Three house AH’S are connected with a common plenum which services the entire south wing of the building. Supply and return air risers are connected to supply and return vav and constant volume boxes throughout.

Three exhaust fans in penthouse are also set up with a common exhaust plenum. Exhaust risers provide lab exhaust at each floor on the south wing and are terminated with exhaust boxes or valves.

All lab areas will be once through design New & existing supply and exhaust vav boxes will be dedicated for the new lab areas. The boxes are pressure independent. Supply vav boxes will have hot water modulating re-heat for zone temperature control. Each lab area will have its own zone control.

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The office will use fan powered vav boxes with hot water reheat coils piped to existing hot water mains.

J.	BMS Controls

1.

The Building Management System (BMS) shall be Johnson controls and replace the existing house control system. The Building Management System (BMS) shall use an open architecture and fully support a multi-vendor environment. To accomplish this effectively, the BMS shall support open variety of third-party devices and applications. The system shall be designed for use on the Internet, or intranets using off the shelf, industry standard technology compatible with other owner provided networks.

2.	The Building Management System shall consist of the following:

a.	Standalone Network Automation Engine(s)

b.	Field Equipment Controller(s)

c.	Input/output Module(s)

d.	Local Display Device(s)

e.	Distributed User Interface(s)

f.	Network processing, data storage and communications equipment

4.

The system shall be modular in nature, and shall permit expansion of both capacity and functionality through the addition of sensors, actuators, controllers and operator devices, while re-using existing controls equipment.

5.	System architectural design shall eliminate dependence upon any single device for alarm reporting and control execution.

6.	The failure of any single component or network connection shall not interrupt the execution of control strategies at other operational devices.

7.	The System shall maintain all settings and overrides through a system reboot

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ELECTRICAL

Temporary Light and Power:

1.

Temporary service will be provided for electrical light and power meeting OSHA requirements while the tenant space is under construction and until permanent lighting and power are in operation. All temporaries shall be removed upon completion of the project.

Conduit and Fittings:

1.

EMT, RMC, IMC, PVC, and MC cable may be used throughout where applicable by Code. Armored cable shall be used for lighting and devices shall be furnished and installed complete as part of thereof, as specifically called for herein.

2.	Conductors shall be 600 volt insulation and shall conform to the following Underwriters’ Laboratories approved type and specifications.

3.	Branch circuits to be Type THWN, THW, THHN, feeders to be Type THWN, THHN, and signal wiring to be minimum No. 14 AWG-Type TW, THHN.

4.	System and equipment grounding shall be provided in accordance with NEC art 250.

5.	Fire Alarm MC cable to be used.

Lighting:

1.

All lighting systems (normal, emergency and exit) include all fixtures, lamps, plaster and/or tile frames, standards, switches, outlets, wiring, dimmers, raceways and all the components and fittings as required for complete lighting systems.

2.	Design performance will utilize existing recessed and surface mounted fixtures.

3.	Typical foot-candle (F/C) illumination levels will be designed around the following criteria per respective building application:

a.	Office Space	30F/C
b.	Conference Rooms	30F/C - 50F/C
c.	Stairways/Corridors	10F/C
d.	Break Room	15F/C
e.	Laboratory Space	50F/C - 60F/C

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4.	Lighting control based upon local occupancy sensors and power packs for lab space and open offices, vacancy sensor wall switches for private offices for Energy Code requirement functionality.

Emergency and Egress Lighting:

1.	Emergency exit lighting shall be provided in all areas in accordance with the latest edition of the Massachusetts Fire Safety Code.

2.	This system shall consist of nickel cadmium battery packs powering double halogen heads and provide backup power to exit signs.

3.	Emergency egress lighting provided with one (1) foot-candle egress lighting as required by Code.

Distribution Equipment/Metering:

1.	Existing panelboards to remain. New circuit breakers which match existing electrical characteristics shall be added as required for new circuitry.

Power Receptacles:

1.	General building convenience outlets shall be specification grade 20 A, 125 volt duplex type.

2.	New offices shall have three (3) outlets each, and utility/mechanical rooms to contain one (1) duplex receptacle.

3.	Power to ceiling panels for island benchtops with receptacles in wall for benches along walls. Equipment zones to be supplied by receptacles mounted in Wiremold.

4.	Power to lab Equipment per Owner Equipment Matrix and site visits.

5.	Standby Power for Owner Equipment is included utilizing available 4 watts per square foot allotment.

Fire Alarm System:

1.

Existing building fire alarm control panel is manufactured by Notifier®, and will be maintained and extended for SLC circuits and NAC loops, with an additional power booster for horn/strobe and strobe only appliances being added for the tenant space.

2.	Existing local energy master box #2657 will be maintained in its current capacity and current interfacing with 24-hour central monitoring station.

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3.	Fire alarm zoning to remain the same unless otherwise noted.

4.	“Class A” addressable system with pull stations, horn/strobe units, strobe only units and smoke/heat detectors in non-sprinkled areas.

5.	Fire alarm to be connected to all existing to remain sprinkler flow and tamper switches. No new zones are anticipated on this project.

6.	Any required third party monitoring company fees and coordination by owner.

7.	Bi-Directional Amplifier System (BDA) is not included in this proposal. Should the AHJ determine this is a requirement, a separate price will be provided upon further investigation.

Mechanical/Plumbing System:

1.	480/277V and 208/120V, 60 Hz single point power connections to equipment and pumps as indicated per ESI and SNM’s equipment matrix and progress drawings.

2.	Control/interlock low voltage wiring by others.

3.	Starters, HOA switches, VFD’s and control equipment (thermostats) furnished and installed by HVAC contractor.

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Schedule 3

Budget

Frequency 19 Presidential Way Woburn, MA	7/27/2016 RSF	9,521
Conceptual Budget per PL-5 dated 7/7/2016 & FM Corp Notes dated 7/21/2016
Description	Previous Budget	Updated Budget	Difference		Comments
Demolition/Temporary Protection	$36,868	$35,219	-$	1,649	Updated per new take off
Concrete	$1,450	$1,450		$0
Carpentry and Millwork	$60,307	$49,233	-$	11,074	Made the break room cabinetry 12LF shorter and now with p-lam tops in lieu of solid surface
Roofing and Sealants	$1,450	$1,450		$0
Doors and Hardware	$20,224	$16,512	-$	3,712	A few doors changed to glass doors in the flex area offices this is a savings for the DFH scope
Glass and Glazing	$50,994	$53,610		$2,616	There was three glass doors added per FM notes
GWB Drywall	$87,262	$84,542	-$	2,720	Revised the GWB take off
Acoustic Ceiling Tiles	$29,195	$32,846		$3,651	Added Vinyl faced tiles at the BL-2 lab
Flooring	$41,072	$41,467		$395	Updated the flooring scope per FM notes using 1’x2’ vinyl plank flooring & vinyl flooring at BL2 lab
Painting	$11,499	$11,499		$0
Specialties	$7,794	$8,784		$990	Added more corner guard per FM notes
Equipment	$57,998	$0	-$	57,998	Removed the cold room from scopre
Laboratory Casework	$113,779	$29,370	-$	84,409	Removed the mobile bench casework from scope
Fire Protection	$17,100	$17,100		$0
Plumbing	$158,044	$145,964	-$	12,080	Remove ESEW in GW, remove Co2 Manifold, remove sink in Cold Room & removed N2
HVAC	$194,922	$189,542	-$	5,380	Rebudgeted start-up/commisioning, balancing & controls
Electrical	$130,800	$118,300	-$	12,500	Reuseing exisitng light fixtures in lieu of new fixtures
General Requirements	$40,253	$40,253		$0
General Conditions	$24,760	$24,760		$0
Supervision	$142,928	$141,312	-$	1,616
Engineering	$37,400	$37,400		$0
Insurance and Permits	$31,652	$27,015	-$	4,637
Contingency	$63,305	$54,031	-$	9,274
Overhead and Profit	$54,442	$46,466	-$	7,976

Total Budget	$1,415,499	$1,208,126	-$	207,373
Cost/SF:	$148.67	$126.89	-$	21.78

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Frequency 19 Presidential Way Woburn, MA					7/27/2016
Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
Demolition/Temporary Protection
Interior demolition
Select Demo	7,075	sf	0.85	6,014
Ceiling Demo	7,075	sf	0.60	4,245
Floor Demo	7,075	sf	0.90	6,368
Wall Demo	5,172	sf	1.50	7,758
Casework demo	149	If	55	8,195
Temporary protection
Floor protection	15	shts	35	525
Dust protection materials	7,075	sf	0.11	778
Restroom protection	1	ea	700	700
Protection of existing finishes	7,075	sf	0.09	637
					$35,219

Concrete
Coring for mechanical systems	1 day		1,450	1,450
					$1,450

Carpentry/Millwork
Door and hardware installation	13	ea	460	5,980
General Carpentry	15	days	840	12,600
Carpentry Material	15	days	300	4,500
Install specialties	2	days	874	1,748
Closet shelving & rod	10	If	197	1,970
Break Room cabinetry p-lam cabinetry w/ p-lam top	14	If	675	9,450
Coffee Area millwork p-lam cabinetry w/ p-lam top	6	If	525	3,150
Mothers room millwork	5	If	519	2,595
Printer/Copier area	8	If	525	4,200
Barricades/safety carpentry	16	wks	190	3,040
Reception Desk				NIC
Window sills				NIC
					$49,233

Sealants/Roofing/Thermal protection
Interior sealants allowance (1 caulker for 1 day)	1 days		1,450	1,450
Misc. flashing and repairs				NIC
					$1,450

Doors and Hardware
3’0” x 7’0” Wood door in HM frame w/closer, lockset, butts, stop	6	ea	1,175	7,050
Closet door at the Reception area	1	ea	988	988
4’0” x 7’0” Wood door in HM frame w/closer, lockset, butts, stop	5	ea	1,395	6,975
4’0” x 7’0” HM door in HM frame w/closer, lockset, butts, stop	1	ea	1,499	1,499
					$16,512

Glass and Glazing
Door glass - Full lites	4	ea	168	672
Door glass - Half lites	6	ea	119	714
Glass doors (7’) at Entrance & Conference Rooms	8	ea	3,000	24,000
Glass Partitions - Butt Glazing (7’ in Height)	672	sf	42	28,224
					$53,610

2 of 6

19 Presidential Way/Frequency - Page 26

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
Gypsum Drywall
GWB partitions	387	If	136	52,632
GWB header for glazing	117	If	115	13,455
GWB Columns	4	ea	960	3,840
Soffits	75	If	70	5,250
FRP at GW room	95	sf	12	1,140
Patching	7	days	1,175	8,225
Level 5 finish & Whiteboard Walls				NIC
Acoustic Tile Ceilings					$84,542

Standard Office ACT - 2’x2’	4,375	sf	3.95	17,281
Standard Lab area ceiling - 2’x4’	2,005	sf	4.25	8,521
Vinyl Faced Tile for GW room & TC Lab	805	sf	8.75	7,044
					$32,846

Flooring
Carpet	337	sy	40	13,480
Vinyl Plank - Break Room & Lounge Areas	1,109	sf	5.98	6,632
VCT	2,190	sf	2.98	6,526
Sheet Vinyl	77	sy	96	7,392
Vinyl base	992	If	2.74	2,718
Floor prep	3,775	sf	1.25	4,719
Tiled back splashes at cabinetry				NIC
					$41,467

Painting
Latex wall paint	9,149	sf	0.88	8,051
Door frames	16	ea	88	1,408
Patch and repaint	3	days	680	2,040
					$11,499

Specialties
Fire extinguishers and cabinets	4	ea	575	2,300
Window treatments - Remove, clean & reinstall per new layout	196	If	25	4,900
Corner guards	8	ea	198	1,584
Conference room whiteboards				NIC
					$8,784

Equipment
Cold rooms (10’ x 10’)				NIC
Biosafety cabinets				NIC
Refrigerators/freezers				NIC
Incubators				NIC
Laboratory Casework
Fixed casework	24	If	525	12,600
Ceiling utility panels	8	ea	225	1,800
Relocate & refurbish existing Fumehoods from the 3rd floor	5	ea	2,994	14,970
Mobile Tables (5’)				NIC
Mobile Benches (5’)				NIC
					$29,370

Fire Protection
Rework existing system per new layout	1	Is	17,100	17,100
					$17,100

3 of 6

19 Presidential Way/Frequency - Page 27

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
Plumbing
Fixtures & equipment	1	Is	47,201	47,201
Sanitary waste	1	Is	10,902	10,902
Compressed Air	1	Is	6,852	6,852
Co2	1	Is	2,777	2,777
Vacuum distribution	1	Is	8,592	8,592
Domestic Water	1	Is	7,900	7,900
Tepid Water	1	Is	5,331	5,331
Protected Water	1	Is	7,563	7,563
Tags/markers	1	Is	1,948	1,948
Demo/CTE services	1	Is	5,216	5,216
Coring/sleeves	1	Is	4,381	4,381
Seismic	1	Is	4,871	4,871
Hangers	1	Is	9,553	9,553
Lab waste drainage	1	Is	14,863	14,863
Insulation	1	Is	8,786	8,786
Coordination/drawings	1	Is	8,775	8,775
Permits/Inspections	1	Is	832	832
Testing/cleaning	1	Is	1,701	1,701
Specialty Gas				NIC
Remove ESEW in GW lab, remove Co2 Manifold, remove sink in Cold Room & removed N2				-12,080
					$145,964

HVAC
VAV boxes	1	Is	2,184	2,184
RGDS & HEPAs	1	Is	8,640	8,640
Sheet Metal	1	Is	44,648	44,648
Piping	1	Is	12,180	12,180
Reprogram Phoenix controls	1	Is	11,500	11,500
Start up and commissioning	1	Is	16,200	16,200
Control wiring and mounting	1	Is	23,400	23,400
Johnson Controls	1	Is	51,652	51,650
Insulation	1	Is	12,170	12,170
Balancing	1	Is	12,350	12,350
Rebudgeted start-up/commisioning, balancing & controls				-5,380
					$189,542

Electrical
Demolition & temp power	1	Is	17,400	17,400
Lighting	1	Is	36,200	36,200
Fire alarm	1	Is	7,900	7,900
Emergency Egress	1	Is	7,000	7,000
Laboratory power	1	Is	26,300	26,300
Switching & Sensors	1	Is	18,100	18,100
General Power	1	Is	9,000	9,000
Mechanical power	1	Is	1,500	1,500
Breakers/shutdowns	1	Is	2,600	2,600
Furniture Feeds	1	Is	2,300	2,300
Engineering	1	Is	2,500	2,500
New light fixtures				NIC
Reuse exisitng light fixtures in lieu of new fixtures				-12,500
					$118,300

4 of 6

19 Presidential Way/Frequency - Page 28

Division/Description	Qty	UM	Unit $	Line Sum	Div. Sum
General Requirements
Project signage	1	Is	500	500
Daily cleaning	42	days	449	18,858
Closeout documents	1	Is	800	800
Misc. tools and supplies	16	wks	125	2,000
Debris dumpsters	10	ea	750	7,500
Drinking water	4.0	mnths	250	1,000
Work in occupied spaces allowance	1.0	alw	2,500	2,500
Final cleaning	5	days	1,419	7,095
Temporary sanitary facilities				NIC
Power consumption				NIC
					$40,253

General Conditions
Safety/third party inspection	16	wks	480	7,680
Consumables	1	ea	2,500	2,500
Field operation expenses	16	wks	880	14,080
Field Office	1	Is	500	500
					$24,760

Supervision
Project Planner (1 day per week)	14	wks	808	11,312
Project Manager - half time	16	wks	2,020	32,320
Project Superintendent	16	wks	3,880	62,080
Estimator	2	wks	5,400	10,800
Field Operations Manager	1	wks	5,160	5,160
MEP Coordinator	1	wks	3,880	3,880
Project Executive 1/2 day per week	10	days	592	5,920
Project Administrative Assistant	10	days	440	4,400
Project Accountant	10	days	544	5,440
					$141,312

Engineering
Design Part 1	1	Is	27,400	27,400
CA Part 2	1	Is	10,000	10,000
					$37,400

Insurance and Permits
General Liability Insurance	1.00%			10,806
Building Permits	1.50%			16,209
					$27,015

Contingency	5%			54,031
					$54,031

Overhead and Profit	4%				$46,466.38

Total Budget					$1,208,126

5 of 6

19 Presidential Way/Frequency - Page 29

Exclusions & Assumptions:

* This work will entail coring for meachincal utilities that will affect any tenants on the 1st floor below

* Tel/Data & AV (NIC)

* Card Readers (NIC)

* Security (NIC)

* Kitchen equipment (NIC)

* Kitchen stove (NIC)

* Lab equipment (NIC)

* Work associated with the elevator (NIC)

* Common area egress stairways (NIC)

* Loading dock work (NIC)

* Furniture (NIC)

* Equipment Alarms (NIC)

* Servers Racks & UPS (NIC)

* Monitoring alarms (NIC)

* Signage (NIC)

* New Fume Hoods (NIC) We are reusing exisitng Fume Hoods from the 3rd floor

* New window treatments (NIC) We will clean & modify existing per new layout

6 of 6

19 Presidential Way/Frequency - Page 1

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this 25th day of January, 2017, between ARE-MA REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and FREQUENCY THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated August 24th, 2016 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is January 12th, 2017, and the termination date of the Base Term of the Lease shall be midnight on January 31st, 2022. In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

FREQUENCY THERAPEUTICS, INC., a Delaware corporation

By:	/s/ David L. Lucchino
Its:	CEO

LANDLORD:

ARE-MA REGION NO. 20, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:	Eric S. Johnson
Its:	Senior Vice President RE Legal Affairs

Rules and Regulations	19 Presidential Way/Frequency - Page 1

EXHIBIT E TO LEASE

Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

Rules and Regulations	19 Presidential Way/Frequency - Page 2

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

19 Presidential Way/Frequency - Page 1

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None.

AMENDED AND RESTATED FIRST AMENDMENT TO LEASE AGREEMENT

THIS AMENDED AND RESTATED FIRST AMENDMENT TO LEASE AGREEMENT (the “Restated First Amendment”) is made as of this 28th day of January, 2020, between ARE-MA REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and FREQUENCY THERAPEUTICS, INC., a Delaware corporation (“Tenant”). ‘

RECITALS:

A. Tenant and Landlord are parties to that certain Lease Agreement dated as of August 24, 2016, as amended by that certain First Amendment to Lease Agreement dated November 8, 2019 (the “Lease”). Pursuant to the Lease: (1) Tenant leases from Landlord certain premises consisting of (a) Suite 203, consisting of approximately 9,521 rentable square feet of laboratory/office space on the second floor of the Building and (b) Suite 100D, consisting of approximately 424 rentable square feet of storage space on the first floor of the Building (the “Original Premises”) in that certain building located at 19 Presidential Way, Woburn, Massachusetts (the “Building”), as more particularly described in the Lease, and (n) Tenant is scheduled to increase the size of the Original Premises by adding to the Original Premises Suite 205 of the Building, consisting of approximately 7,550 rentable square feet Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease

B The “Commencement Date” of the Lease occurred on January 25, 2017

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the size of Suite 205 which shall become subject to the Lease, to 7,41 0 rentable square feet, as shown on Exhibit A attached to this Restated First Amendment (the “Expansion Premises”)

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Landlord hereby agree as follows.

1

Expansion Premises. In addition to the Original Premises, commencing on the Expansion Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, the Expansion Premises,

2

Delivery Landlord shall use reasonable efforts to deliver the Expansion Premises to Tenant (“Delivery” or “Deliver”) on or before the Target Expansion Premises Commencement Date (subject to Force Majeure delays). If Landlord fails to timely Deliver the Expansion Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Restated First Amendment shall not be void or voidable.

The “Expansion Premises Commencement Date” shall be the date that Landlord Delivers the Expansion Premises to Tenant in broom clean condition. The “Target Expansion Premises Commencement Date” shall be February 19, 2020. Upon the request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Expansion Premises Commencement Date in substantially the form of the “Acknowledgement of Commencement Date” attached to the Lease as Exhibit D, provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

Except as otherwise expressly set forth in the Lease or this Restated First Amendment: (1) Tenant shall accept the Expansion Premises in their condition as of the Expansion Premises Commencement Date; (Ii) Landlord shall have no obligation for any defects in the Expansion Premises; and (iii) Tenant’s taking possession of the Expansion Premises shall be conclusive evidence that Tenant accepts the Expansion Premises and that the Expansion Premises were in good condition at the time possession was taken.

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For the period of 30 consecutive days after the Expansion Premises Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems serving only the Expansion Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Expansion Premises, and/or the suitability of the Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Expansion Premises are suitable for the Permitted Use.

3

Premises and Rentable Area of Premises. Commencing on the Expansion Premises Commencement Date, the defined terms “Premises” and “Rentable Area of Premises” on page 1 of the Lease shall be deleted in their entirety and replaced with the following

“Premises: That portion of the Building, consisting of (1)(a) Suite 203, consisting of approximately 9,521 rentable square feet of laboratory/office space on the second floor of the Building and (b) Suite 100D, consisting of approximately 424 rentable square feet of storage space on the first floor of the Building (collectively, the “Original Premises”), and (11) Suite 205, consisting of approximately 7,410 rentable square feet of laboratory/office space on the second floor of the Building (the “Expansion Premises”), all as determined by Landlord, as shown on Exhibit A.”

“Rentable Area of Premises: 17,355 sq ft “

As of the Expansion Premises Commencement Date, Exhibit A to the Lease shall be amended to include the Expansion Premises as shown on Exhibit A attached to this Restated First Amendment.

4.	Base Rent.

a. Original Premises. Tenant shall continue to pay Base Rent with respect to the Original Premises as provided for under the Lease through the Expiration Date (as defined below).

b. Expansion Premises Commencing on the Expansion Premises Commencement Date, Tenant shall pay Base Rent with respect to the Expansion Premises in the amount of $29.00 per rentable square foot of the Expansion Premises per year. Base Rent payable with respect to the Expansion Premises shall be increased on each annual anniversary of the first day of the first full month during the Term of the Lease for the Expansion Premises (each, an “Expansion Premises Adjustment Date”) by multiplying the Base Rent payable immediately before such Expansion Premises Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Expansion Premises Adjustment Date

5	Base Term Commencing on the date of this Restated First Amendment, the defined term “Base Term” on page 1 of the Lease shall be deleted in its entirety and replaced with the following”

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“Base Term: Commencing (i) with respect to Original Premises, on the Commencement Date, and (ii) with respect to the Expansion Premises, on the Expansion Premises Commencement Date, and ending with respect to the entire Premises on the date that is 60 months from the Expansion Premises Commencement Date (the “Expiration Date”) “

6.

Tenant’s Share Commencing on the Expansion Premises Commencement Date, the defined term “Tenant’s Share of Operating Expenses” on page 1 of the Lease shall be deleted in its entirety and replaced with the following:

“Tenant’s Share of Operating Expenses: 11.98%”

7.

Amendment and Restatement of Second Amendment to Lease. This Restated First Amendment amends, restates and supersedes in its entirety that certain First Amendment to Lease Agreement entered into by Landlord and Tenant and dated November 8, 2019

8

OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S person is prohibited from conducting business under the OFAC Rules.

9

Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Restated First Amendment and that no Broker brought about this transaction Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Landlord or Tenant, as applicable, with regard to this Restated First Amendment.

10	Miscellaneous

a. This Restated First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Restated First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Restated First Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c. This Restated First Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the US. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Restated First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures

Copyright © 2005, Alexandria Real Estate, Equities, Inc. ALL RIGHTS RESERVED, Confidential and Proprietary - Do Not

Copy or Distribute, Alexandria and the Alexandria Logo are registered trademarks of Alexendria Real Estate Equities, Inc.

d. Except as amended and/or modified by this Restated First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Restated First Amendment. In the event of any conflict between the provisions of this Restated First Amendment and the provisions of the Lease, the provisions of this Restated First Amendment shall prevail. Whether or not specifically amended by this Restated First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Restated First Amendment

[Signatures are on the next page}

Copyright © 2005, Alexandria Real Estate, Equities, Inc. ALL RIGHTS RESERVED, Confidential and Proprietary - Do Not

Copy or Distribute, Alexandria and the Alexandria Logo are registered trademarks of Alexendria Real Estate Equities, Inc.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Restated First Amendment as of the date first written above.

TENANT:

FREQUENCY THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ David L. Lucchino
Print Name:	David L. Lucchino
Its:	CEO

LANDLORD:

ARE-MA REGION NO. 20, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Jackie Clem
		Print Name:	Jackie Clem
		Its:	Senior Vice President
RE Legal Affairs

Copyright © 2005, Alexandria Real Estate, Equities, Inc. ALL RIGHTS RESERVED, Confidential and Proprietary - Do Not

Copy or Distribute, Alexandria and the Alexandria Logo are registered trademarks of Alexendria Real Estate Equities, Inc.

EXHIBIT A

EXPANSION PREMISES

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A-1